PricewaterhouseCoopers LLP
                             1177 Avenue of the Americas
                                 New York NY 10036
                              Telephone (212) 596 8000
                              Facsimile (212) 596 8910


                          CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-6 of our report dated January 7, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 annual report to shareholders which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.


   /s/ PricewaterhouseCoopers LLP

       PricewaterhouseCoopers LLP


New York, New York
April 26, 2000